EXHIBIT 4.1

                       NEWCOURT RECEIVABLES CORPORATION

                                   as Buyer

                                     and

                         NEWCOURT FINANCIAL USA INC.

                                   as Seller



                              PURCHASE AGREEMENT
                        Dated as of December 12, 1996


                              PURCHASE AGREEMENT

                    PURCHASE AGREEMENT, dated as of December 12,
          1996 (this "Agreement"), by and between NEWCOURT FINANCIAL USA INC., a Delaware corporation (the "Financing Originator"), and NEWCOURT RECEIVABLES CORPORATION, a Delaware corporation (the "Buyer").

                            W I T N E S S E T H :

                    WHEREAS; the Buyer desires to purchase from the Financing Originator and the Financing Originator desires to sell to the Buyer certain contracts originated or purchased by the Financing Originator in its normal course of business, together with, among other things the related rights of payment thereunder and the interest of the Financing Originator in the related equipment and other interests securing the payments to be made under such contracts; and

                    WHEREAS, each of the Buyer and the Financing
          Originator is a wholly owned subsidiary of Newcourt Credit Group USA Inc., a Delaware corporation, which in turn is a wholly owned subsidiary of Newcourt Credit Group Inc., an Ontario corporation.

                    NOW, THEREFORE, it is hereby agreed by and between the Buyer and the Financing Originator as follows:

                                  ARTICLE I

                                   GENERAL

                    Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms used herein shall have the following meanings assigned to them:

                    "ADCB" shall have the meaning ascribed to such term in the Pooling Agreement.

                    "Affiliate" shall have the meaning ascribed to such term in the Pooling Agreement.

                    "Agreement" shall mean this Purchase Agreement, as the same shall be amended, supplemented or modified from time to time.

                    "Applicable Security" shall have the meaning ascribed to such term in the Pooling Agreement.

                    "Business Day" shall have the meaning ascribed to such term in the Pooling Agreement.

                    "Category I Contract" shall mean any Series
          1996-3 Contract which is an End-User Contract with an Obligor that is a governmental entity or municipality.

                    "Category II Contract" shall mean any Series
          1996-3 Contract which is an End-User Contract which finances, or leases or is related to Software.

                    "Category III Contract" shall mean the
          Guaranteed Residual Investment associated with any Series 1996-3 Contract.

                    "Category IV Contract" shall mean each Series
          1996-3 Contract which is an End-User Contract and which in the reasonable judgment of the Financing Originator is a "true-lease."

                    "Closing Date" shall mean December 12, 1996.

                    "Contract" shall have the meaning ascribed to such term in the Pooling Agreement.

                    "Contract Files" shall have the meaning
          ascribed to such term in the Pooling Agreement.

                    "Contract Specification Certificate" shall have the meaning set forth in Section 2.1.2 hereof.

                    "Credit Guidelines" shall have the meaning ascribed to such term in the Pooling Agreement.

                    "CSA" shall have the meaning ascribed to such term in the Pooling Agreement.

                    "Cut-Off Date" means October 31, 1996.

                    "Defaulted Contract" shall have the meaning ascribed to such term in the Pooling Agreement.

                    "Discount Rate" shall mean, as of any date of determination, the weighted average of the Series
          Discount Rates for each Series outstanding on such date.

                    "Discounted Contract Balance" shall have the meaning ascribed to such term in the Pooling Agreement.

                    "Eligible Secondary Contract" shall mean, (i) each Secondary Contract as to which all of the representations and warranties of the Financing Originator in Section 4.2.2 hereof are true, complete and correct except clauses 4.2.2(b), (h) (with respect to ownership by the Financing Originator of the Contract) and (w), and except that the term "Obligor" shall mean "End-User" in each case, (ii) each Secondary Contract and proceeds thereof in which the Financing Originator has a duly perfected first priority lien; and (iii) each Secondary Contract where the transfer of the Financing Originator's security interest therein to the Buyer has created a valid first priority security interest in such Secondary Contract and the proceeds thereof in favor of the Buyer which has been duly perfected.

                    "End-User" shall have the meaning ascribed to such term in the Pooling Agreement.

                    "End-User Contract" shall have the meaning ascribed to such term in the Pooling Agreement.

                    "Equipment" shall have the meaning ascribed to such term in the Pooling Agreement.

                    "Excess Concentration Amount" shall have the meaning specified in the Pooling Agreement.

                    "Excluded Amounts" means (i) any collections on or with respect to the Series 1996-3 Contracts or related Equipment, which collections are attributable to any taxes, fees or other charges imposed by any Governmental Authority, (ii) any collections representing reimbursements or insurance premiums or payments for such services that were not financed by the Financing Originator and (iii)any proceeds from the sale or other disposition of Equipment in excess of the difference between (x) the Discounted Contract Balance of the related Series 1996-3 Contract as of the Cut-Off Date, over (y) the present value as of the Cut-Off Date of all amounts actually received by the Buyer in respect of such Series 1996-3 Contract, discounted monthly at the Applicable Series Discount Rate.

                    "Filing Locations" shall mean the States of Indiana, Delaware, each State in which a Vendor is located (as defined in the Relevant UCC State) and each jurisdiction where Equipment is located (as defined in the Relevant UCC State).

                    "Financing Agreement" shall have the meaning ascribed to such term in the Pooling Agreement.

                    "Financing Originator" shall mean Newcourt
          Financial USA Inc., a Delaware corporation.

                    "Governmental Authority" shall have the meaning ascribed to such term in the Pooling Agreement.

                    "Guaranteed Residual Investment" shall have the meaning ascribed to such term in the Pooling Agreement.

                    "Insolvency Event" shall have the meaning ascribed to such term in the Pooling Agreement.

                    "Insolvency Laws" shall mean the Bankruptcy
          Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

                    "Insurance Proceeds" shall have the meaning ascribed to such term in the Pooling Agreement.

                    "IPA" shall have the meaning ascribed to such term in the Pooling Agreement.

                    "Issuer Trustee" shall mean the institution executing the Pooling Agreement as Issuer Trustee, or its successor in interest, or any successor trustee appointed as herein provided.

                    "Lease" shall have the meaning ascribed to such term in the Pooling Agreement.

                    "Lessee" shall mean, with respect to any Lease, the End-User with respect to such Lease.

                    "Lien" shall mean any mortgage, pledge,
          hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any Property, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of or agreement to file or deliver any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

                    "Liquidation Proceeds" shall mean with respect to a Defaulted Contract, proceeds from the sale, lease or re-lease of the Equipment, proceeds of the related Insurance Policy and any other recoveries with respect to such Defaulted Contract and the related Equipment, net of Liquidation Expenses and amounts, if any, so received that are required to be refunded to the Obligor on such Contract.

                    "Low Balance Triad Contracts" shall mean the
          Triad Contracts which on their respective dates of execution had an outstanding balance of not more than $35,000.

                    "Newcourt" shall mean Newcourt Credit Group
          Inc., an Ontario corporation.

                    "Obligor" shall mean, with respect to any Series 1996-3 Contract, the Person or Persons obligated to make payments with respect to such Series 1996-3
          Contract, including any guarantor thereof.

                    "Officer's Certificate" shall mean a
          certificate signed by any officer of a party hereto.

                    "Opinion of Counsel" shall mean a written opinion of counsel acceptable to the Buyer and the applicable Financing Originators, which counsel may be an employee of the applicable Financing Originator or the Buyer.

                    "PBCC" shall mean Pitney Bowes Credit
          Corporation, a Delaware Corporation.

                    "PBCC Contract" shall mean each Series 1996-3
          Contract listed on Schedule III hereto which the Financing Originator purchased from PBCC pursuant to the Asset Purchase Agreement, dated as of May 31, 1996.

                    "Permitted Liens" shall mean (a) with respect to any Series 1996-3 Contract:

                    (i) Liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable or if the Financing Originator shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto,
                    (ii) Liens in favor of the Buyer created under this Agreement and (iii) Liens in favor of third parties which are subordinate to the Lien of the Buyer created under this Agreement on terms having substantially similar effect to those annexed hereto as Exhibit B;

          and (b) with respect to the related Equipment:

                    (i) materialmen's, warehousemen's, mechanics' and other liens arising by operation of law in the ordinary course of business for sums not due, (ii) Liens for state, municipal or other federal taxes if such taxes shall not at the time be due and payable or if the Financing Originator shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto,
                    (iii) Liens in favor of the Buyer created pursuant to this Agreement and (iv) Liens in favor of third parties which are subordinate to the Lien of the Buyer created under this Agreement on terms having substantially similar effect to those annexed hereto as Exhibit B.

                    "Person" means any individual, sole
          proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, inn, joint stock company, estate, entity or Governmental Authority.

                    "Prepayment Amount" shall have the meaning specified in the Pooling Agreement.

                    "Prepaid Contract" shall have the meaning specified in the Pooling Agreement.

                    "Pooling Agreement" shall mean the Pooling and Servicing Agreement dated as of April 15, 1996 by and among the NRC, as seller, Newcourt, as Servicer, Fleet National Bank, as collateral agent, and Chemical Bank Delaware, as issuer trustee.

                    Program Agreement" shall have the meaning specified in the Pooling Agreement.

                    "Purchase Price" shall have the meaning
          specified in Section 3.1.1 hereof.

                    "Recoveries" shall mean any and all recoveries on account of a Defaulted Contract, including, without limitation, any and all cash proceeds or rents realized from the sale, lease or re-lease of repossessed Equipment or other property, Insurance Proceeds, payments under a guaranty, amounts representing late fees and penalties and amounts received pursuant to a Program Agreement (including, without limitation, amounts received from any "ultimate net loss pool" that may have been created under such Program Agreement), but in each case net of Liquidation Expenses.

                    "Relevant UCC State" shall mean each
          jurisdiction as to which the UCC in effect therein governs the perfection of the ownership interest or security interest of the Buyer pursuant to this Agreement.

                    "Required Lease Cancellation Payment" shall have the meaning set forth in Section 6.3.2 hereof.

                    "Requirements of Law" for any Person shall mean the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any material law, treaty, rule or regulation, or determination of or settlement with an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject.

                    "Resale Contracts" shall have the meaning specified in Section 6.1.2 hereof.

                    "Resale Date" shall have the meaning specified in Section 6.1.2 hereof.

                    "Residual Investment" shall have the meaning ascribed to such term in the Pooling Agreement.

                    "Sale Papers" shall have the meaning set forth in Section 4.1(a) hereof.

                    "Scheduled Payment" shall have the meaning ascribed to such term in the Pooling Agreement.

                    "Secondary Contract" shall have the meaning ascribed to such term in the Pooling Agreement.

                    "Secured Obligations" shall have the meaning set forth in Section 2.1.7 hereof.

                    "Secured or Unsecured Note" shall have the meaning ascribed to such term in the Pooling Agreement.

                    "Series Discount Rate" shall have the meaning specified in the Pooling Agreement.

                    "Series 1996-3 Assets" shall mean the
          following:
                         (i)  the Series 1996-3 Contracts specified
                    in Schedule I attached hereto, and all monies due or to become due in payment of such Series 1996-3 Contracts on and after the Cut-Off Date, any Prepayment Amounts, any payments in respect of a casualty or early termination, and any Recoveries received with respect thereto, but excluding any Scheduled Payments due prior to the Cut-Off Date and any Excluded Amounts;

                         (ii)  the Equipment and the Applicable
                    Security related to the Series 1996-3 Contracts including all proceeds from any sale or other disposition of such Equipment;

                         (iii)  the related Contract Files;

                         (iv)  all payments made or to be made in
                    the future with respect to the Series 1996-3
                    Contracts or the related Obligor under any Program Agreements or Vendor Assignments with the Financing Originator and under any guarantee or similar credit enhancement with respect to the Series 1996-3 Contracts;

                         (v)  all Insurance Proceeds with respect
                    to the Series 1996-3 Contracts; and

                         (vi)  all income and proceeds of the
                    foregoing;

               provided, that Series 1996-3 Assets shall not include any Residual Investment other than a Guaranteed Residual Investment.

                    "Series 1996-3 Contracts" means the Contracts listed on Schedule I hereto

                    "Servicer" means Newcourt, in its capacity as the Servicer under the Pooling Agreement, or any subservicer or successor servicer under the Pooling
          Agreement.

                    "Subordinated Residual Interest" shall have the meaning ascribed to such term in the Pooling Agreement.

                    "Termination Date" shall have the meaning set forth in Section 8.1 hereof.

                    "Triad" shall mean collectively, Triad Systems Financial Corporation (formerly known as TSC Leasing
          Corporation), a California corporation, and its subsidiary, Orleans Leasing Corporation, a California corporation.

                    "Triad Contracts" shall mean the Series 1996-3 Contracts originated by Triad.

                    "Trust" shall mean the trust created pursuant to the Pooling Agreement and known as the "Newcourt
          Receivables Asset Trust."

                    "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

                    "Vendor" shall have the meaning ascribed to such term in the Pooling Agreement.

                    "Vendor Assignments" shall have the meaning ascribed to such term in the Pooling Agreement.

                    "Vendor Note" shall have the meaning ascribed to such term in the Pooling Agreement.

                    Section 1.2  Other Definitional Provisions.
          The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any Sale Paper shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, Subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified. All capitalized terms used and not otherwise defined herein shall have the respective meanings assigned thereto in the Pooling Agreement. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Pooling Agreement, the terms and provisions contained herein shall govern with respect to this Agreement.

                              [END OF ARTICLE I]


                                  ARTICLE II

                       SALE AND CONVEYANCE OF CONTRACTS

                    Section 2.1  Sale.

                    2.1.1  The Financing Originator, in
          consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, does hereby sell, assign, transfer, set-over, and otherwise convey to the Buyer, without recourse (except to the extent expressly provided herein), and the Buyer does hereby purchase from the Financing Originator, on the terms and subject to the conditions specifically set forth herein, all of the Financing Originator's right, title and interest in, to and under the Series 1996-3 Assets. The foregoing sale, transfer, assignment, set-over and conveyance does not constitute and is not intended to result in a creation or an assumption by the Buyer of any obligation of the Financing Originator in connection with the Series 1996-3 Contracts, or any agreement or instrument relating thereto, including, without limitation, any obligation to any Obligor or End-User, or any other Person in respect of services not financed by the Financing Originator, or (i) any taxes, fees, or other charges imposed by any Governmental Authority and (ii) any insurance premiums which remain owing with respect to any Series 1996-3 Contract at the time such Series 1996-3 Contract is sold hereunder.
          Schedule I may be in the form of a computer file, microfiche or written list and shall contain a true and complete list prepared as of the Cut-Off Date, of all End-User Contracts identified by contract type and number, State to which invoices are delivered, general description of Equipment subject to each End-User Contract and the Discounted Contract Balance as of the Cut-Off Date and which shall have attached to it a list showing the Scheduled Payments for each End-User Contract as of the Cut-Off Date. Schedule I is hereby incorporated into this Agreement and made a part hereof.

                    2.1.2   On the Closing Date the Financing
          Originator shall deliver an Officer's Certificate of a Vice President or a more senior officer stating the following with respect to the Series 1996-3 Contracts ("Contract Specification Certificate") sold to the Buyer on the Closing Date:

               (a) the ADCB as of the Cut Off Date of all Category I Contracts listed on Schedule I;

               (b) the ADCB as of the Cut Off Date of all Category II Contracts listed on Schedule I;

               (c) the aggregate nominal principal amount as of the Cut Off Date of all Category III Contracts listed on
          Schedule I; and

               (d) the ADCB as of the Cut Off Date of all Category IV Contracts listed on Schedule I.

                    2.1.3 The Financing Originator and the Buyer hereby agree that in the event that the purchase of any one or more Series 1996-3 Contracts on the Closing Date would result in an Excess Concentration Amount as determined by the Buyer, then the Buyer may in its sole discretion choose not to purchase such Series 1996-3 Contracts.

                    2.1.4 (a) The Financing Originator agrees to record and file in each Filing Location within 30 days after the Closing Date, at its own expense, financing statements (including any continuation statements with respect to such financing statements when applicable) with respect to the Series 1996-3 Assets described in
          Section 2.1.1 meeting the requirements of law of the applicable Filing Location in such manner and in such Filing Locations as are necessary to perfect (to the extent governed by the law of such Filing Locations) and protect the interests of the Buyer created hereby under the law of such Filing Location and against all creditors of and purchasers from the Financing Originator, and to deliver file-stamped copies of such financing statements or continuation statements or other evidence of such filings, which may, for purposes of this Section 2.1.4, consist of telephone confirmations of such filings with the file stamped copy to be provided to the Buyer as soon as reasonably practicable after receipt thereof by the Financing Originator.

               (b) The Financing Originator shall deliver all Instruments to the Buyer on the Closing Date. Pursuant to Section 2.1(b)(ii) of the Pooling Agreement, the Buyer is required to deliver any Instrument to the Issuer Trustee. Accordingly, the Buyer hereby authorizes and directs the Financing Originator to deliver any Instruments to the Issuer Trustee on behalf of and for the account of the Buyer, and agrees that such delivery shall satisfy the condition set forth in the first sentence of this Subsection 2.1.4(b). On or before the Closing Date, the Financing Originator shall deliver to the Buyer a computer file, microfiche or written list containing a true and complete list, labeled on the first page thereof as "Schedule II" and prepared as of the Cut-Off Date, of all Series 1996-3 Contracts which are Instruments identified by contract type and number.
          Schedule II is hereby incorporated into this Agreement and made a part hereof.

                    2.1.5  The Buyer shall not purchase Series
          1996-3 Contracts from the Financing Originator if an Insolvency Event shall have occurred with respect to the Financing Originator.

                    2.1.6  In connection with the sale and
          conveyance of Series 1996-3 Assets, the Financing
          Originator agrees, at its own expense, on or prior to the Closing Date, to indicate or cause to be indicated clearly and unambiguously in its accounting records that such Series 1996-3 Assets have been sold to the Buyer pursuant to this Agreement as of the Closing Date.

                    2.1.7  It is the express intent of the
          Financing Originator and the Buyer that the conveyance of Series 1996-3 Assets described in Section 2.1.1 on the Closing Date be construed as a sale of such Series 1996-3 Assets by the Financing Originator to the Buyer. It is, further, not the intention of the Financing Originator or the Buyer that such conveyance be deemed a grant of a security interest in the Series 1996-3 Assets by the Financing Originator to the Buyer to secure a debt or other obligation of the Financing Originator to the Buyer. However, in the event that, notwithstanding the intent of the parties, the Series 1996-3 Assets are held to continue to be property of the Financing Originator, then (i) this Agreement also shall be deemed to be and hereby is a security agreement within the meaning of the UCC; and (ii) the conveyance by the Financing Originator provided for in this Agreement shall be deemed to be and the Financing Originator hereby grants to the Buyer a security interest in and to all of the Financing Originator's right, title and interest in, to and under
          (A) the Series 1996-3 Contracts and all rights (but not the obligations) relating to such Series 1996-3 Contracts and all amounts due or to become due after the Cut-Off Date, including all Scheduled Payments thereunder due on or after the Cut-Off Date, any Prepayment Amounts, any payments in respect of a casualty or early termination, and any Recoveries received with respect thereto but excluding any Scheduled Payments due prior to the Cut-Off Date or any Excluded Amounts (B) the related Equipment and Applicable Security, if any, (C) the related Contract Files, (D) all payments made or to be made with respect to each such Series 1996-3 Contract or the Obligor thereunder, under any Program Agreements or Vendor Assignments with the Financing Originator and under any other guarantee or similar credit enhancement with respect to the Series 1996-3 Contracts, (E) all Insurance Policies and any Insurance Proceeds related to the Series 1996-3 Contracts and (F) all income and proceeds of the foregoing to secure (1) the rights of the Buyer and (2) a loan to the Financing Originator in the amount of the Purchase Price as set forth in this Agreement (the "Secured Obligations"). The Financing Originator and the Buyer shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Series 1996-3 Assets described in Section 2.1.1, such security interest would be deemed to be a perfected security interest of first priority (subject to Permitted Liens) in favor of the Buyer under applicable law and will be maintained as such throughout the term of this Agreement; provided that with respect to any item of Equipment with respect to which title thereto or a security interest therein is required to be noted on a certificate of title or otherwise recorded, the Financing Originator shall not be required to note the name of the Collateral Agent on the certificate of title; provided further, that to the extent financing statements or similar filings are required with respect to any item of related Equipment, the Financing Originator shall be required to record such filings in the Filing Locations. The Financing Originator and the Buyer may rely upon an Opinion of Counsel addressed to them as to what is required to provide the Buyer with such security interest; and any such Opinion of Counsel shall permit the Issuer Trustee and the applicable Indenture Trustee, on behalf of the Noteholders, the Noteholders (in the case of any Series issued in a private placement exempt from the registration requirements of the Securities
          Act), the Collateral Agent, and the Rating Agencies to rely on it.

                    2.1.8  Immediately upon the release to the
          Buyer by the Trustee, pursuant to Section 2.2(e) of the Pooling Agreement, of Excluded Amounts, the Buyer hereby irrevocably agrees to release to the Financing Originator such Excluded Amounts, which release shall be automatic and shall require no further act by the Buyer, provided, that the Buyer shall execute and deliver such instruments of release and assignment, or otherwise confirming the foregoing release of any Excluded Amounts, as may be reasonably requested by the Financing Originator.

                             [END OF ARTICLE II]


                                 ARTICLE III

                          CONSIDERATION AND PAYMENT

                    Section 3.1  Purchase Price.

                    3.1.1  As consideration for the sale to the
          Buyer by the Financing Originator of the Series 1996-3 Assets on the Closing Date, the Buyer shall pay (or cause to be paid) to the Financing Originator an amount (the "Purchase Price") equal to the ADCB of the Series 1996-3 Contracts on the Closing Date.

                    3.1.2  The Purchase Price shall be payable to
          the Financing Originator on the Closing Date in cash.

                            [END OF ARTICLE III]


                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

                    Section 4.1  Financing Originator's
          Representations and Warranties. The Financing Originator hereby represents and warrants to the Buyer as of the Closing Date that:

                    (a)  Organization and Good Standing.  The
          Financing Originator is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has full corporate power, authority and legal right to own its property and conduct its business as such properties are presently owned and as such business is presently conducted and to execute, deliver and perform its obligations under this Agreement and each other document or instrument to be delivered by the Financing Originator hereunder (collectively, the "Sale Papers").

                    (b)  Due Qualification.  The Financing
          Originator is duly qualified to do business and is in good standing (or is exempt from such requirements), and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on its ability to perform its obligations under the Sale Papers.

                    (c)  Due Authorization.  The execution and
          delivery of the Sale Papers, and the consummation of the transactions provided for herein and therein have been duly authorized by the Financing Originator by all necessary corporate action on the part of the Financing Originator.

                    (d) No Conflict. The execution and delivery of the Sale Papers, the performance of the transactions contemplated thereby and the fulfillment of the terms thereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract agreement, mortgage, deed of trust, or other instrument to which the Financing Originator is a party or by which it or any of its property is bound.

                    (e) No Violation. The execution and delivery of the Sale Papers, the performance of the transactions contemplated by the Sale Papers and the fulfillment of the terms thereof, will not conflict with or violate, in any material respect, any Requirements of Law applicable to the Financing Originator.

                    (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Financing Originator, threatened against it before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of the Sale Papers, (ii) seeking to prevent the consummation of any of the transactions contemplated thereby, (iii) seeking any determination or ruling that, in the reasonable judgment of the Financing Originator, could reasonably be expected to be adversely determined, and if adversely determined, would materially and adversely affect the performance by the Financing Originator of its obligations under the Sale Papers, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability thereof, or (v) seeking any determination or ruling that would materially and adversely affect the payment or enforceability of the Series 1996-3 Contracts.

                    (g)  All Consents Required.  All approvals,
          authorizations, consents, orders or other actions of any Governmental Authority required in connection with the execution and delivery of the Sale Papers, the performance of the transactions contemplated by the Sale Papers and the fulfillment of the terms hereof and thereof, have been obtained.

                    (h)  Bulk Sales. The execution, delivery and
          performance of this Agreement do not require compliance with any "bulk sales" law by the Financing Originator.

                    (i) Solvency. The transactions contemplated under the Sale Papers do not and will not render the Financing Originator insolvent.

                    (j)  Selection Procedures.  No selection
          procedures believed by the Financing Originator to be materially adverse to the interests of the Buyer, the Trust or the Noteholders were utilized by the Financing Originator in selecting the Series 1996-3 Contracts.

                    (k) Use of Proceeds. No proceeds of the sale of any Series 1996-3 Contract hereunder received by the Financing Originator will be used by the Financing Originator to purchase or carry any margin security.

                    (l) Not an Investment Company. The Financing Originator is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

                    (m)  Other Names.  The legal name of the
          Financing Originator is as set forth in this Agreement and within the preceding five years the Financing Originator has not used, and the Financing Originator currently does not use, any tradenames, fictitious names, assumed names or "doing business as" names other than Confederation Leasing, Ltd. and Redbrick Financial Services.

                    (n)  Taxes.  To the best of the Financing
          Originator's knowledge, the Financing Originator has filed all tax returns required to be filed in the normal course of business and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges due from the Financing Originator or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings; no tax lien has been filed and, to the best of the Financing Originator's knowledge, no claim is being asserted with respect to any such tax, fee or other charge.

                    (o)  Place of Business.  The principal
          executive offices of the Financing Originator are in Indianapolis, Indiana and the offices where the Financing Originator keeps its records concerning the Series 1996-3 Contracts are in San Jose, California, Indianapolis, Indiana and Toronto, Ontario.

                    The representations and warranties set forth in this Section 4.1 shall survive the sale, transfer and assignment of the Series 1996-3 Contracts to the Buyer. Upon discovery by the Financing Originator or the Buyer of a material breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other and to the Issuer Trustee, the Indenture Trustee, the Collateral Agent, and the Rating Agencies immediately upon obtaining knowledge of such breach.

                    Section 4.2  Financing Originator's
          Representations and Warranties Regarding Series 1996-3
          Contracts.

                    4.2.1  Binding Obligation; Valid Transfer and
          Security Interest. The Financing Originator hereby represents and warrants to the Buyer as of the Cut-Off
          Date that:

                    (a)  Each of the Sale Papers constitutes a
               legal, valid and binding obligation of the Financing Originator, enforceable against the Financing Originator in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity) or by an implied covenant of good faith and fair dealing.

                    (b)  This Agreement constitutes either (A) a
               valid transfer to the Buyer of all right, title and interest of the Financing Originator in, to and the Series 1996-3 Assets (other than any Residual Investment that is not a Guaranteed Residual Investment), and such property will be held by the Buyer free and clear of any Lien of any Person claiming through or under the Financing Originator or its Affiliates, except for Permitted Liens, or
               (B) a grant of a security interest (as defined in the Relevant UCC State) in such property to the Buyer. Upon the filing of the financing statements, the Buyer shall have a first priority perfected security interest in such property, subject only to Permitted Liens except with respect to any item of Equipment that is a vehicle subject to vehicle registration statutes. If this Agreement constitutes the grant of a security interest in the Secured Obligations, neither the Financing Originator nor any Person claiming through or under the Financing Originator shall have any claim, except for the interest of the Financing Originator in such property as a debtor for purposes of the UCC as in effect in the Relevant UCC State.

                    (c) Schedule I to this Agreement is, as of the
               Cut Off Date, an accurate and complete listing in all material respects of the Series 1996-3 Contracts which are End-User Contracts and the information contained therein is true and correct in all material respects as of the Cut Off Date.

                    (d) Schedule II to this Agreement is, as of the
               Cut Off Date, an accurate and complete listing in all material respects of the Series 1996-3 Contracts which are Instruments.

                    (e) Schedule III to this Agreement is, as of
               the Cut Off Date, an accurate and complete listing in all material respects of the PBCC Contracts.

                    (f) Each End-User Contract has been transferred
               to the Buyer free and clear of any Lien of any Person (other than Permitted Liens) and in compliance, in all material respects, with all Requirements of Law applicable to the Financing Originator and with respect to each Series 1996-3 Contract, all material consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Financing Originator in connection with the transfer of such Series 1996-3 Contract to the Buyer have been duly obtained, effected or given and are in full force and effect; provided, however, that the Financing Originator and the Buyer have agreed that the certificates of title to any vehicles included in the Equipment will not be re-registered to indicate the sale of such vehicles to the Buyer or the transfer from the Financing Originator to the Buyer of the Financing Originator's security interest in such vehicles.

                    4.2.2 Eligibility of Contracts. The Financing Originator hereby represents and warrants to the Buyer as of the Cut-Off Date, with respect to each Series 1996-3
          Contract sold hereunder, that:

                    (a)  the information delivered hereunder
               (including without limitation, in the Contract Specification Certificate) with respect to such Series 1996-3 Contract, any related Secondary Contract and any related Equipment is true and correct in all material respects;

                    (b) immediately prior to the transfer of such Series 1996-3 Contract to the Buyer, such Series
               1996-3 Contract was owned by the Financing
               Originator free and clear of any adverse claim;

                    (c) except as otherwise stated on Schedule I, such Series 1996-3 Contract did not have a Scheduled Payment that was a delinquent payment for more than 60 days, and such Series 1996-3 Contract is not otherwise a Defaulted Contract;

                    (d)  no provision of such Series 1996-3
               Contract has been waived, altered or modified in any respect, except by instruments or documents contained in the Contract File (other than payment delinquencies permitted under clause (c) above);

                    (e) such Series 1996-3 Contract is a valid and binding payment obligation of the related Obligor and is enforceable in accordance with its terms (except as may be limited by applicable Insolvency Laws, and the availability of equitable remedies);

                    (f)  such Series 1996-3 Contract is not and
               will not be subject to rights of rescission, setoff, counterclaim or defense and, to the Financing Originator's knowledge, no such rights have been asserted or threatened with respect to such Series 1996-3 Contract;

                    (g) such Series 1996-3 Contract, at the time it was made, did not violate the laws of the United States or any state;

                    (h)(A) such Series 1996-3 Contract and any
               related Equipment have not been sold, transferred, assigned or pledged by the Financing Originator to any other person (other than the sale of the related Equipment to the End-User in connection with CSAs, Secured Notes and "non-true leases" and a related Residual Investment (other than a Guaranteed Residual Investment, and any related Subordinated Residual Interest) and, with respect to a "true lease," any related Equipment is free and clear of any Liens of any third parties except for any Subordinated Residual Interest and Permitted Liens and (B) either (1) such Series 1996-3 Contract is secured by a fully perfected first priority security interest in the related Equipment, or in the case of a Vendor Note, the related Applicable Security (except for the Equipment related to the Low Balance Triad Contracts) or (2) in the case of a Series 1996-3 Contract secured by vehicle(s) subject to state certificate of title statutes, either (x) within 30 calendar days of the origination or acquisition of such Series 1996-3 Contract by the Financing Originator an application was filed in the appropriate state office to note the Financing Originator's interest on the certificate of title for such vehicle and such interest will be so noted within 180 days of such acquisition or origination or (y) a certificate of title on which such Financing Originator's interest has been noted has been obtained;

                    (i) if such Series 1996-3 Contract constitutes either "chattel paper" or an "instrument" (as defined in the Relevant UCC State), there is not more than one "secured party's original" or "payee's original" counterpart of such Series 1996-3
               Contract;

                    (j)  all filings necessary to evidence the
               conveyance or transfer of such Series 1996-3
               Contract and security interest in any related Equipment or Applicable Security (except for the Equipment related to the Low Balance Triad Contracts) to the Buyer have been made in all appropriate jurisdictions;

                    (k) to the Financing Originator's knowledge, the Obligor under such Series 1996-3 Contract is not subject to bankruptcy or other insolvency proceedings;

                    (l)  the related billing address is in the
               United States and such Series 1996-3 Contract is a
               U.S. dollar-denominated obligation;

                    (m)  such Series 1996-3 Contract does not
               require the prior written consent of the related Obligor or contain any other restriction on the transfer or assignment thereof (other than a consent or waiver of such restriction that has been obtained prior to the Closing Date);

                    (n) either (x) the obligations of the Obligor under such Series 1996-3 Contract are irrevocable and unconditional and non-cancelable or (y) with respect to certain Leases with Lessees that are governmental entities or municipalities, if such Lease is cancelled, in accordance with its terms, either (1) the Vendor that assigned such Lease to the Financing Originator is unconditionally obligated to repurchase such Lease from the Financing Originator for a purchase price not less than the Discounted Contract Balance of such Lease (as of the date of repurchase) plus interest thereon at the Discount Rate through the Distribution Date following the date of repurchase or (2) the Financing Originator has provided to the Buyer the indemnity required under Section 6.3.2;

                    (o)  such Series 1996-3 Contract has an
               original maturity of not greater than the term specified in Schedule I;

                    (p) no adverse selection procedure was used in selecting such Series 1996-3 Contract;

                    (q)  the Obligor under such Series 1996-3
               Contract is required to maintain casualty insurance or to self-insure with respect to the related Equipment in accordance with the Servicer's normal requirements;

                    (r)  such Series 1996-3 Contract or Secondary
               Contract constitutes "chattel paper," evidence of an "account," an "instrument" or a "general intangible" as defined in the Relevant UCC State;

                    (s)  such Series 1996-3 Contract is not a
               "consumer lease" as defined in Section 2A-103(1)(e) of the UCC of the Relevant UCC State;

                    (t) if such Series 1996-3 Contract is a Lease, the related Lessee has represented to the Financing Originator or to the related Vendor that it has accepted the related Equipment and that it has had a reasonable opportunity to inspect and test such Equipment and the Financing Originator has not been notified of any defects therein;

                    (u) such Series 1996-3 Contract is not subject to any guarantee by the Financing Originator (or any Affiliate thereof) nor has the Financing Originator established any specific credit reserve with respect to the related Obligor;

                    (v) if such Series 1996-3 Contract is a Lease, then it is a "triple net lease" under which the related End-User is responsible for the maintenance of the related Equipment in accordance with general industry standards applicable to such item of Equipment;

                    (w) if such Series 1996-3 Contract is a Vendor Note, such Vendor Note is secured by an Eligible
               Secondary Contract;

                    (x)  no provision of such Series 1996-3
               Contract provides for a Prepayment Amount less than the amount calculated in accordance with the definition thereof, unless either (I) the related Vendor has indemnified the Financing Originator in an amount equal to the excess of the "Prepayment Amount" as calculated in accordance with the definition thereof over the amount otherwise payable (under the terms of such Series 1996-3 Contract, or under applicable law) upon a prepayment under such Series 1996-3 Contract, or (II) the Financing Originator has provided to the Buyer the indemnity provided in Section 6.3.1;

                    (y)  such Series 1996-3 Contract is not an
               obligation of the United States of America or agency, department, or instrumentality of the United States of America; and

                    (z) if such Series 1996-3 Contract is a PBCC
               Contract, such Contract and the related Vendor, if any, have been re-underwritten by the Seller using the standard credit underwriting procedures set forth in the Credit Guidelines.

                    4.2.3  Eligible Secondary Contracts.  The
          Financing Originator hereby represents and warrants to the Buyer as of the Closing Date that each Series 1996-3 Contract which is a Secondary Contract is an Eligible Secondary Contract.

                    4.2.4 Notice of Breach. The representations and warranties set forth in this Section 4.2 shall survive the sale, transfer and assignment of the Series 1996-3 Assets to the Buyer. Upon discovery by the Financing Originator or the Buyer of a material breach of any of the representations and warranties set forth in this Section 4.2, the party discovering such breach shall give written notice thereof to the other and to the Issuer Trustee, the Indenture Trustee, the Collateral Agent and the Rating Agencies immediately upon obtaining knowledge of such breach. The Financing Originator agrees to cooperate with the Buyer in attempting to cure any such breach.

                    Section 4.3 Representations and Warranties of the Buyer. The Buyer hereby represents and warrants to the Financing Originator as of the Closing Date, that:

                    4.3.1  Organization and Good Standing.   The
          Buyer is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under the Sale Papers.

                    4.3.2  Due Qualification.  The Buyer is duly
          qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained or will obtain all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on its ability to perform its obligations under the Sale Papers.

                    4.3.3  Due Authorization.  The execution and
          delivery of the Sale Papers and the consummation of the transactions provided for in the Sale Papers have been duly authorized by the Buyer by all necessary corporate action on the part of the Buyer.

                    4.3.4  No Conflicts.  The execution and
          delivery of the Sale Papers, the performance of the transactions contemplated under the Sale Papers and the fulfillment of the terms thereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Buyer is a party or by which it or any of its property is bound.

                    4.3.5  No Violation.  The execution and
          delivery of the Sale Papers, the performance of the transactions contemplated by the Sale Papers, and the fulfillment of the terms of the Sale Papers will not conflict with or violate, in any material respect, any Requirements of Law applicable to the Buyer.

                    4.3.6  No Proceedings.  There are no
          proceedings or investigations pending or, to the best knowledge of the Buyer, threatened against the Buyer, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of the Sale Papers, (ii) seeking to prevent the consummation of any of the transactions contemplated thereby, (iii) seeking any determination or ruling that, in the reasonable judgment of the Buyer, could reasonably be expected to be adversely determined, and if adversely determined, would materially and adversely affect the performance by the Buyer of its obligations under the Sale Papers, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability thereof or (v) seeking any determination or ruling that would materially and adversely affect the payment or enforceability of the Series 1996-3 Contracts taken as a whole.

                    4.3.7 All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery of the Sale Papers, the performance of the transactions contemplated by the Sale Papers, and the fulfillment of or terms of the Sale Papers have been obtained.

                    4.3.8  Solvency.  The transactions under this
          Agreement do not and will not render the Buyer insolvent.

                    4.3.9  Binding Obligation.  Each of the Sale
          Papers to which it is a party, and the consummation of the transactions provided for therein, constitutes a legal, valid and binding obligation of the Buyer, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

                    The representations and warranties set forth in this Section 4.3 shall survive the sale, transfer and assignment of the Series 1996-3 Assets to the Buyer.
          Upon discovery by the Buyer or the Financing Originator of a material breach of any of the foregoing representations and warranties, the party discovering such breach shall give written notice to the other and to the Trustee, the Indenture Trustee, and the Collateral Agent immediately upon obtaining knowledge of such breach.

                             [END OF ARTICLE IV]


                                  ARTICLE V

                                  COVENANTS

                    Section 5.1  Financing Originator Covenants.
          The Financing Originator hereby covenants with respect to each Series 1996-3 Contract, that:

                    (a)  Security Interests.  Except for the
               transfers hereunder and any Residual Investment that is not a Guaranteed Residual Investment, the Financing Originator will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on such Series 1996-3 Contract or any related Secondary Contract, Equipment or Applicable Security or any interest therein. The Financing Originator shall immediately notify the Buyer of the existence of any Lien, other than Permitted Liens, on such Series 1996-3 Contract or any related Secondary Contract, Equipment or Applicable Security; and the Financing Originator shall defend the right, title and interest of the Buyer in, to and under such Series 1996-3 Contract and any related Secondary Contract, Equipment and Applicable Security, against all claims of third parties; provided, however, that nothing in this Section 5.1(a) shall prevent or be deemed to prohibit the Financing Originator from suffering Permitted Liens to exist upon such Series 1996-3 Contract or any related Secondary Contract or Equipment.

                    (b) Delivery of Collections. In the event the Financing Originator receives any payments in respect of such Series 1996-3 Contract, the Financing Originator agrees to deposit such amounts into the Collection Account within two Business Days of the Date of Processing.

                    (c)  Compliance with Law.  The Financing
               Originator hereby agrees to comply in all material respects with all Requirements of Law applicable to the Financing Originator.

                    (d) Merger; Sales.  The Financing Originator
               shall not enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or acquire or be acquired by any Person, or convey, sell, lease or otherwise dispose of all or substantially all of its property or business, except as provided for in
               Section 9.14.

                    (e)  Location of Records.  The Financing
               Originator (i) shall not move outside the State of Indiana, the location of its chief executive office or the location of the Contract Files from the location(s) thereof on the Closing Date without 45 days' prior written notice to the Buyer, the Issuer Trustee and the Collateral Agent which notice shall state whether, as a result of such relocation, the applicable provisions of the UCC and the Personal Property Security Act (Ontario), if applicable, would require or make advisable the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement; (ii) shall promptly take all actions required (including but not limited to all filings and other acts necessary or advisable under the UCC of the Relevant UCC State and the Personal Property Security Act (Ontario), if applicable), of each relevant jurisdiction. The Financing Originator shall give the Buyer, the Issuer Trustee and the Collateral Agent prompt notice of a change within the State of Indiana of the location of its chief executive office; and (iii) shall at all times maintain each office from which it services Contracts and its principal executive office within the United States of America and Canada, provided, the Financing Originator shall not relocate its principal executive office to within the jurisdiction of the Court of Appeals of the United States for the 10th Circuit unless the Rating Agency Condition shall have been satisfied with respect thereto.

                    (f)  Contracts not to be Evidenced by
               Instruments.   The Financing Originator will take no
               action to cause any Series 1996-3 Contract which is not, as of the Closing Date, evidenced by any Instrument, to be so evidenced except in connection with the enforcement or collection of such Series 1996-3 Contract.

                    (g)  Delivery of Instruments. Following the
               Closing Date, the Financing Originator shall deliver to the Buyer all Series 1996-3 Contracts which shall become evidenced by Instruments in order to continue the first priority perfected security interest of the Buyer in such Series 1996-3 Contracts. Pursuant to Section 2.1(b)(ii) of the Pooling Agreement, the Buyer is required to deliver any Instrument to the Issuer Trustee. Accordingly, the Buyer hereby authorizes and directs the Financing Originator to deliver any Instruments to the Issuer Trustee, on behalf of and for the account of the Buyer, and agrees that such delivery shall satisfy the condition set forth in the first sentence of this Subsection 5.1(g).

                    Section 5.2 Covenant Regarding Sale Treatment. The Buyer and the Financing Originator agree to treat all conveyances hereunder for all purposes (including, without limitation, tax and financial accounting purposes) as a sale on all relevant books, records, tax returns, financial statements and other applicable documents.

                              [END OF ARTICLE V]


                                  ARTICLE VI

                            REPURCHASE OBLIGATION

                    Section 6.1  Mandatory Repurchase.

                    6.1.1  Breach of Warranty.  On and after the
          Closing Date, in the event that any of the representations and warranties of the Financing Originator with respect to a Series 1996-3 Contract set forth in Section 4.2.1 or Section 4.2.2 shall not have been true and correct as of the Closing Date, then no later than 90 days after receipt by the Financing Originator of written notice of such breach given by the Buyer, the Financing Originator shall accept a retransfer of each such Series 1996-3 Contract, or in the case of a breach with respect to a Secondary Contract (except for a Triad Contract), the related Vendor Note, on the terms and conditions set forth below, or in the case of a breach with respect to a Secondary Contract which is a Triad Contract, the principal amount of the Triad Vendor Note shall be reduced on the terms and conditions set forth below; provided, however, that no such retransfer or reduction shall be required to be made with respect to any such Series 1996-3 Contract if, on any day within such 90 day period, the representations and warranties in
          Section 4.2.1 and Section 4.2.2 with respect to the Series 1996-3 Contract shall then be true and correct in all material respects as if such Series 1996-3 Contract had been sold to the Buyer on such day. Notwithstanding anything contained in this Section 6.1.1 to the contrary, in the event of a breach with respect to (i) any Series 1996-3 Contract having been sold to the Buyer free and clear of any Lien of any Person claiming through or under the Financing Originator or its Affiliates and in compliance in all material respects with all Requirements of Law applicable to the Financing Originator, or (ii) the transfer of the Financing Originator's security interest in such Series 1996-3 Contract being effective to create in favor of the Buyer a duly perfected security interest in such Series 1996-3 Contract and any related Applicable Security and in compliance in all material respects with all Requirements of Law applicable to the Financing Originator, immediately upon the earlier to occur of the discovery of such breach by the Financing Originator or receipt by the Financing Originator of written notice of such breach given by the Buyer, the Financing Originator shall repurchase and the Buyer shall resell, without recourse, representation or warranty, all of the Buyer's right, title, and interest in each such Series 1996-3 Contract including any Vendor Note related to the Secondary Contract (except for a Triad Contract) as to which the breach applied. In consideration of such resale the Financing Originator shall, on the date of the resale of such Series 1996-3 Contract, pay to the Buyer an amount equal to the Discounted Contract Balance of such Series 1996-3 Contract on the date of repurchase plus any outstanding Servicer Advances thereon. The interest rate applied in calculating such Discounted Contract Balance shall be the Discount Rate on the date of repurchase. In the case of a breach of any of the representations and warranties of the Financing Originator with respect to a Triad Contract, the Financing Originator shall, in lieu of repurchasing the Triad Vendor Note, within the 90 day period described above, deposit into the Collection Account an amount equal to the Discounted Contract Balance of such Triad Contract (calculated at the Discount Rate on the date of such deposit) plus any outstanding Servicer Advances thereon. Contemporaneously with such deposit, the principal amount of the Triad Vendor Note shall be reduced by an amount equal to such Discounted Contract Balance. Upon each resale to the Financing Originator of a Series 1996-3 Contract or reduction of the principal balance of the Triad Vendor Note pursuant to this Section 6.1.1, the Buyer shall automatically and without further action be deemed to sell, transfer, assign and set-over to the Financing Originator, without recourse, representation or warranty, all right, title and interest of the Buyer, in, to and under (i) such Series 1996-3 Contract, in the case of a resale of such Series 1996-3 Contract, or (ii) the related Triad Contract, in the case of a reduction of the principal balance of the Triad Vendor Note, in each case including all monies due or to become due with respect thereto, the related Equipment and all proceeds thereof, Liquidation Proceeds and Insurance Proceeds relating thereto and any related rights to security, and all proceeds and products of the foregoing. The obligation of the Financing Originator to accept resale of any such Series 1996-3 Contract or reduction of the principal balance of Triad Vendor Note shall constitute the sole remedy respecting any breach of the representations and warranties set forth in Section
          4.2.1 and Section 4.2.2 with respect to such Series 1996-3 Contract or related Secondary Contract.

                    6.1.2 Reassignment of Contracts. On and after the Closing Date, in the event of a breach by the Financing Originator of any of the representations and warranties set forth in Section 4.1, which breach could reasonably be expected to have a material adverse effect on the rights of the Noteholders or of the Collateral Agent under the Pooling Agreement or the ability of the Buyer to perform its obligations under the Pooling Agreement, the Buyer by notice then given in writing to the Financing Originator, may direct the Financing Originator to accept resale of all of the Series 1996-3 Contracts purchased from the Financing Originator (the "Resale Contracts") and the Financing Originator shall be obligated to accept resale of such Series 1996-3 Contracts on a date specified by the Buyer (such date, the "Resale Date") occurring within the period of 60 days after such notice on the terms and conditions set forth below; provided, however, that no such resale shall be required to be made if, at any time during such applicable period, the representations and warranties contained in Section 4.1 shall then be true and correct in all material respects. The Financing Originator shall pay to the Buyer on the Resale Date an amount equal to the Financing Originator's pro rata share (as reasonably determined by the Buyer) of the amount actually payable by the Buyer to the Trust pursuant to Section 2.5(f) of the Pooling Agreement. On the Resale Date, the Resale Contracts and all monies due or to become due with respect thereto, and all proceeds thereof, all rights to security, and all proceeds and products of the foregoing, shall be transferred to the Financing Originator. If the Buyer gives a notice directing the Financing Originator to accept a resale as provided above, the obligation of the Financing Originator to accept a resale of the Resale Contracts pursuant to this Section 6.1.2 shall constitute the sole remedy respecting a breach of the representations and warranties contained in Section 4.1 available to the Buyer.

                    Section 6.2  Conveyance of Reassigned
          Contracts. Upon any reconveyance of Series 1996-3 Contracts by the Buyer to the Financing Originator pursuant to either Section 6.1.1 or Section 6.1.2, the Buyer shall execute and deliver to the Financing Originator instruments of sale and assignment in such form as shall reasonably be requested by the Financing Originator, in order to vest in the Financing Originator, or its designee or assignee, all right, title and interest of the Buyer in, to and under such Series 1996-3 Contracts, any related Secondary Contracts and any Equipment, provided, that any such reconveyance shall expressly state that it is made by the Buyer without any recourse, representation or warranty. Subject to the foregoing, the Buyer shall execute such other documents or instruments of conveyance or take such other actions as the Financing Originator may reasonably require to effect any repurchase of Series 1996-3 Contracts pursuant to Section 6.1.1 or Section 6.1.2.

                    Section 6.3  Adjustments.

                    6.3.1 The Financing Originator hereby agrees that, with respect to each Series 1996-3 Contract (i) which provides for a Prepayment Amount less than the amount calculated in accordance with the definition thereof and (ii) as to which the related Vendor has not agreed to indemnify the Buyer or any assignee of the Buyer in an amount at least equal to the excess of the "Prepayment Amount" as calculated in accordance with the definition thereof over the amount otherwise payable upon prepayment of such Series 1996-3 Contract, the Financing Originator shall indemnify the Buyer or the Trust as assignee thereof, in an amount equal to the amount specified in the foregoing clause (ii).

                    6.3.2 The Financing Originator hereby agrees that if, with respect to any Lease with Lessees that are governmental entities or municipalities, (i) such Lease may be cancelled in accordance with its terms and (ii) the Vendor that assigned such Lease to the Financing Originator is not unconditionally obligated to repurchase such Lease from the Financing Originator for a purchase price not less than the Discounted Contract Balance of such Lease as of the date of repurchase (assuming that the interest rate to be applied in calculating the Discounted Contract Balance of such Lease is the Discount Rate on the date of repurchase) plus interest at the Discount Rate through the date of repurchase (such amount, the "Required Lease Cancellation Payment") then the Financing Originator shall indemnify the Buyer or the Trust as assignee thereof against such cancellation in an amount equal to the difference between the amount, if any, received from the related Vendor and the Required Lease Cancellation Payment.

                             [END OF ARTICLE VI]


                                 ARTICLE VII

                             CONDITIONS PRECEDENT

                    Section 7.1  Conditions to the Buyer's
          Obligations Regarding Contracts. The obligations of the Buyer to purchase Series 1996-3 Contracts from the Financing Originator on the Closing Date shall be subject to the satisfaction of the following conditions:

                    7.1.1  All representations and warranties of
          the Financing Originator shall be true and correct on the Closing Date;

                    7.1.2  All information concerning the Series
          1996-3 Contracts provided to the Buyer shall be true and correct in all material respects as of the Closing Date;

                    7.1.3  On the Closing Date, the Financing
          Originator shall have substantially performed all obligations required to be performed by it on or prior to the Closing Date pursuant to the provisions of this Agreement;

                    7.1.4 All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Buyer, and the Buyer shall have received from the Financing Originator copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Buyer may reasonably have requested.

                    Section 7.2  Conditions Precedent to the
          Financing Originators' Obligations. The obligations of the Financing Originator to sell Series 1996-3 Contracts to the Buyer on the Closing Date shall be subject to the satisfaction of the following conditions:

                    7.2.1  All representations and warranties of
          the Buyer contained in this Agreement shall be true and correct on the Closing Date;

                    7.2.2 Payment or provision for payment of the Purchase Price to the Financing Originator in accordance with the provisions of Section 3.1 hereof shall have been made; and

                    7.2.3 All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Financing Originator, and the Financing Originator shall have received from the Buyer copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Financing Originator may reasonably have requested.

                             [END OF ARTICLE VII]


                                 ARTICLE VIII

                             TERM AND TERMINATION

                    Section 8.1 Termination. This Agreement shall commence as of the date of execution and delivery hereof and shall continue in full force and effect until the earlier of (a) the maturity of the Series 1996-3 Contracts and (b) such date as shall be specified in a written notice of either party to the other (which shall be given not less than one Business Day prior to such specified date); (any such date set forth in clause (a) or (b) hereof being a "Termination Date"); provided, however, that the termination of this Agreement pursuant to this Section 8.1 shall not discharge any Person from obligations incurred prior to any such termination of this Agreement, including, without limitation, any obligations to repurchase Series 1996-3 Contracts sold prior to such termination pursuant to Section 6.1 hereof, or to make the payments required under Section 6.3 hereof.

                            [END OF ARTICLE VIII]


                                  ARTICLE IX

                           MISCELLANEOUS PROVISIONS

                    Section 9.1 Amendment. This Agreement and any other Sale Papers and the rights and obligations of the parties hereunder may not be changed orally, but only by an instrument in writing signed by the Buyer and the Financing Originator. The Buyer shall provide not less than 10 Business Days prior written notice of any such amendment to the Trustee, and upon entering into any such amendment the Buyer shall provide prompt written notice thereof and a copy of such amendment to the Rating Agencies.

                    Section 9.2 Governing Law. THIS AGREEMENT AND THE OTHER SALE PAPERS SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                    Section 9.3 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, to:

                    9.3.1  in the case of the Buyer, to:

                         Newcourt Receivables Corporation
                         Ten Almaden Boulevard
                         Suite 500
                         San Jose, CA  95113
                         Attention:  K. Nicholas Martitsch

                    9.3.2 in the case of the Financing Originator, to:

                         Newcourt Financial USA Inc.
                         Ten Almaden Boulevard
                         Suite 500
                         San Jose, CA  95113
                         Attention:  K. Nicholas Martitsch

          or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

                    Section 9.4  Severability of Provisions.  If
          any one or more of the covenants, agreements, provisions or terms of the Sale Papers shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of the Sale Papers and shall in no way affect the validity or enforceability of the other provisions of the Sale Papers.

                    Section 9.5  Assignment.

                    9.5.1 Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Buyer or the Financing Originator except as permitted by this Section 9.5 or the Pooling Agreement. Simultaneously with the execution and delivery of this Agreement, the Buyer shall assign all of its right, title and interest herein to the Trust as provided in Section
          2.1 of the Pooling Agreement and the Trust shall assign all of its right, title and interest herein to the Collateral Agent as provided in Section 2.3 of the Pooling Agreement, to each of which assignments the Financing Originator hereby expressly consents. The Financing Originator agrees to perform its obligations hereunder for the benefit of the Trust. The Collateral Agent or the Controlling Party may enforce the provisions of this Agreement, exercise the rights of the Buyer and enforce the obligations of the Financing Originator hereunder without the consent of the Buyer. This Agreement may not be assigned by the Financing Originator except in connection with a merger or consolidation of the Financing Originator with or into, or disposition of the Financing Originator's properties and assets to, another Person, provided, however, that any such merger, consolidation or disposition shall satisfy the requirements of Section 9.14, upon not less than 10 Business Days prior written notice to the Buyer, the Trustee, the Collateral Agent and each Rating Agency. Except for the foregoing assignments by the Buyer and the Financing Originator, no assignment of this Agreement shall occur or be effective unless the Rating Agency Condition shall have been satisfied with respect thereto.

                    9.5.2  In connection with any assignment of
          this Agreement by the Financing Originator, the Financing Originator shall deliver to the Buyer an Officer's Certificate that such assignment complies with this
          Section 9.5, and shall cause such assignee (i) to execute an agreement supplemental hereto, in form and substance satisfactory to the Financing Originator, pursuant to which such assignee shall expressly assume and agree to the performance of every covenant and obligation of the Financing Originator hereunder, (ii) to provide for the delivery of an Opinion of Counsel that such supplemental agreement is legal, valid and binding with respect to such assignee, and (iii) to take such other actions and execute such other instruments as may reasonably be required to effectuate such assignment.

                    Section 9.6 Further Assurances. The Buyer and the Financing Originator agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party more fully to effect the purposes of the Sale Papers, including, without limitation, the execution of any financing statements or continuation statements or equivalent documents relating to the Series 1996-3 Contracts for filing under the provisions of the UCC or other laws of any applicable jurisdiction.

                    Section 9.7  No Waiver; Cumulative Remedies.
          No failure to exercise and no delay in exercising, on the part of the Buyer or the Financing Originator, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

                    Section 9.8 Counterparts. The Sale Papers may be executed in two or more counterparts including telefax transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                    Section 9.9  Binding Effect; Third-Party
          Beneficiaries. The Sale Papers shall inure to the benefit of and the obligations thereunder shall be binding upon the parties hereto and their respective successors and permitted assigns. Any permitted assigns shall be third-party beneficiaries of this Agreement.

                    Section 9.10 Merger and Integration. Except as specifically stated otherwise herein, the Sale Papers set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by the Sale Papers. The Sale Papers may not be modified, amended, waived or supplemented except as provided herein.

                    Section 9.11  Headings.  The headings herein
          are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                    Section 9.12  Schedules and Exhibits.  The
          schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

                    Section 9.13  No Bankruptcy Petition Against
          the Buyer. The Financing Originator hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all Notes of all Series, it will not institute against or join any other Person in instituting against the Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                    Section 9.14  Merger or Consolidation of, or
          Assumption of the Obligations of, the Financing
          Originator. The Financing Originator shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                         (i)  the corporation formed by such
               consolidation or into which the Financing Originator is merged or the Person which acquires by conveyance or transfer the properties and assets of the Financing Originator substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia and, if the Financing Originator is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Buyer in form satisfactory to the Buyer, the performance of every covenant and obligation of the Financing Originator hereunder (to the extent that any right, covenant or obligation of the Financing Originator, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity); and

                         (ii)  the Financing Originator shall have
               delivered to the Buyer an Officer's Certificate that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this
               Section 9.14 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding with respect to the successor entity and that the entity surviving such consolidation, conveyance or transfer is organized and existing under the laws of the United States of America or any State or the District of Columbia. The Rating Agencies shall receive prompt written notice of such merger or consolidation of the Financing Originator.

                    Section 9.15  Protection of Right, Title and
          Interest to Contracts and Equipment.

                    (a) The Financing Originator shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Financing Originator's and the Buyer's right, title and interest in, to and under the Series 1996-3 Assets (except for any item of Equipment with respect to which title thereto or a security interest therein is required to be noted on a certificate of title or otherwise recorded) to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Buyer hereunder to the Series 1996-3 Assets and proceeds thereof. Notwithstanding the foregoing, the Financing Originator and the Buyer have agreed that the certificates of title to any vehicles included in the Equipment will not be re-registered to indicate the sale of such vehicles to the Buyer or the transfer from the Financing Originator to the Buyer of the Financing Originator's security interest in such vehicles. The Financing Originator shall deliver to the Buyer file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Buyer shall cooperate fully with the Financing Originator in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this subsection 9.15(a).

                    (b)  Within 30 days after the Financing
          Originator makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above materially misleading within the meaning of Section 9-402(7) of the UCC as in effect in the Relevant UCC State, the Financing Originator shall give the Buyer written notice of any such change and shall file such financing statements or amendments as may be necessary or advisable to continue the perfection of the Buyer's security interest in the Series 1996-3 Contracts and the proceeds thereof.

                             [END OF ARTICLE IX]


                    IN WITNESS WHEREOF, the Buyer and the Financing Originator have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                            NEWCOURT RECEIVABLES CORPORATION,
                              as Buyer

                            By:/s/ Daniel A. Jauernig
                               -------------------------
                               Name:  Daniel A. Jauernig
                               Title:  Vice President and Chief
                                       Financial Officer

                            By:/s/ K. Nicholas Martitsch
                               --------------------------
                               Name:  K. Nicholas Martitsch
                               Title:  Assistant Secretary

                            NEWCOURT FINANCIAL USA INC.,
                              as Seller

                            By:/s/ Daniel A. Jauernig
                               ---------------------------
                               Name:   Daniel A. Jauernig
                               Title:  Treasurer

                            By:/s/ K. Nicholas Martitsch
                               ---------------------------
                               Name:  K. Nicholas Martitsch
                               Title:  Assistant Secretary


                                  EXHIBIT A

                               FORM OF CONTRACT


                                  EXHIBIT B

                       FORM OF INTERCREDITOR AGREEMENT


                                                         Schedule I

          LIST OF CONTRACTS


          Schedule II

          LIST OF INSTRUMENTS


                                                       Schedule III

                            LIST OF PBCC CONTRACTS


                              TABLE OF CONTENTS

                                  ARTICLE I
                                   GENERAL

          Section 1.1    Definitions  . . . . . . . . . . . . .   2
          Section 1.2    Other Definitional Provisions  . . . .  10

                                  ARTICLE II
                       SALE AND CONVEYANCE OF CONTRACTS

          Section 2.1    Sale . . . . . . . . . . . . . . . . .  11

                                 ARTICLE III
                          CONSIDERATION AND PAYMENT

          Section 3.1    Purchase Price . . . . . . . . . . . .  16

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES

          Section 4.1    Financing Originator's
                         Representations and Warranties . . . .  17
          Section 4.2    Financing Originator's
                         Representations and Warranties
                         Regarding Series 1996-3 Contracts  . .  20
          Section 4.3    Representations and Warranties
                         of the Buyer . . . . . . . . . . . . .  26

                                  ARTICLE V
                                  COVENANTS

          Section 5.1    Financing Originator Covenants . . . .  29
          Section 5.2    Covenant Regarding Sale Treatment  . .  31

                                  ARTICLE VI
                            REPURCHASE OBLIGATION

          Section 6.1    Mandatory Repurchase . . . . . . . . .  32
          Section 6.2    Conveyance of Reassigned Contracts . .  34
          Section 6.3    Adjustments. . . . . . . . . . . . . .  34

                                 ARTICLE VII
                             CONDITIONS PRECEDENT

          Section 7.1    Conditions to the Buyer's
                         Obligations Regarding Contracts  . . .  36
          Section 7.2    Conditions Precedent to
                         the Financing Originators'
                         Obligations  . . . . . . . . . . . . .  36

                                 ARTICLE VIII
                             TERM AND TERMINATION

          Section 8.1    Termination  . . . . . . . . . . . . .  38

                                  ARTICLE IX


                           MISCELLANEOUS PROVISIONS

          Section 9.1    Amendment  . . . . . . . . . . . . . .  39
          Section 9.2    Governing Law  . . . . . . . . . . . .  39
          Section 9.3    Notices  . . . . . . . . . . . . . . .  39
          Section 9.4    Severability of Provisions . . . . . .  40
          Section 9.5    Assignment . . . . . . . . . . . . . .  40
          Section 9.6    Further Assurances . . . . . . . . . .  41
          Section 9.7    No Waiver; Cumulative Remedies . . . .  41
          Section 9.8    Counterparts . . . . . . . . . . . . .  41
          Section 9.9    Binding Effect; Third-Party
                         Beneficiaries  . . . . . . . . . . . .  42
          Section 9.10   Merger and Integration.    . . . . . .  42
          Section 9.11   Headings . . . . . . . . . . . . . . .  42
          Section 9.12   Schedules and Exhibits . . . . . . . .  42
          Section 9.13   No Bankruptcy Petition Against
                         the Buyer  . . . . . . . . . . . . . .  42
          Section 9.14   Merger or Consolidation of,
                         or Assumption of the
                         Obligations of, the Financing
                         Originator . . . . . . . . . . . . . .  42
          Section 9.15   Protection of Right, Title
                         and Interest to Contracts
                         and Equipment  . . . . . . . . . . . .  43

          Exhibit A      Form of Contract
          Exhibit B      Form of Intercreditor Agreement
          Schedule I     List of Contracts
          Schedule II    List of Instruments
          Schedule III   List of PBCC Contracts